Exhibit 99.1

Lantronix Reports Third Quarter Fiscal 2018

Net Revenue of $11.6 Million

--Achieves $0.02 GAAP Earnings per Share--

Irvine, Calif., April 26, 2018 – Lantronix, Inc. (NASDAQ: LTRX) a global provider of secure data access and management solutions for Internet of Things (IoT) assets, today reported results for the third fiscal quarter ended March 31, 2018.

Financial Highlights for Third Quarter of Fiscal 2018

•	Net revenue increased to $11.6 million with 16% quarter-over-quarter growth in IoT product line
•	Gross profit margin of 56.8%, compared with 55.5% for the third quarter of fiscal 2017
•	GAAP net income of $344,000 or $0.02 per share compared with GAAP net loss of $162,000, or ($0.01) per share for the third quarter of fiscal 2017
•	Non-GAAP net income of $767,000, compared with non-GAAP net income of $484,000 for the third quarter of fiscal 2017
•	Cash and cash equivalents increased to $9.0 million
•	2nd consecutive quarter of GAAP profitability and 9th consecutive quarter of non-GAAP profitability

Operational and Product Highlights

•	Most recently, the Company was recognized, for a second year in a row, by CRN® in its 2018 Internet of Things 50 list, which recognizes companies whose innovative offerings are helping connect objects, computing devices, infrastructure, data storage and data analytics that will transform our everyday lives.
•	Earlier this month, the Company announced the sampling of its XPort® Edge wired Ethernet gateway, with a patented design that delivers a highly differentiated set of capabilities for quickly adding secure Ethernet connectivity to any device with a serial interface.
•	In February, the Company announced the availability of xPico® 250 embedded wireless gateway, and the new Lantronix Gateway Central device management SaaS offering powered by MACH10® which enables device manufacturers, system integrators, solution providers, and end users to provision and manage Lantronix IoT gateways quickly and securely.
•	In January, the Company announced a first-of-its-kind real-time network performance monitoring capability for its SLC™ 8000 Console Management Family.

“We put up another solid quarter of results and continued to improve our profitability,” said Jeff Benck, Lantronix CEO.  “We are demonstrating the leverage in our OEM business model as we grew our top line while tightly managing expenses and this yielded significant year over year earnings growth. We also announced a number of new IoT products in the quarter that will contribute to our top line growth in the coming quarters.”

Conference Call and Webcast

Lantronix will host an investor conference call and audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its results for the third quarter ended March 31, 2018. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q3 FY 2018 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Time today at www.lantronix.com. A telephonic replay will also be available through May 3, 2018 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10119123.

1

About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for Internet of Things (IoT) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling its customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including industrial, medical, security, transportation, retail, financial, environmental and government.

For more information, visit www.lantronix.com.

Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company's financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) share-based compensation and the employer portion of withholding taxes on stock grants, (ii) depreciation and amortization, (iii) interest income (expense), (iv) other income (expense), (v) income tax provision (benefit), and (vi) severance and restructuring charges.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our product development efforts, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Investor Relations Contacts:

Jeremy Whitaker

Chief Financial Officer

949-453-3990

© 2018 Lantronix, Inc. All rights reserved. Lantronix, MACH10, xPico and XPort are registered trademarks, and SGX and SLB are trademarks, of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

2

LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	June 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$8,955	$8,073
Accounts receivable, net	3,834	3,432
Inventories, net	7,378	6,959
Contract manufacturers' receivable	721	476
Prepaid expenses and other current assets	508	440
Total current assets	21,396	19,380
Property and equipment, net	1,058	1,218
Goodwill	9,488	9,488
Other assets	73	46
Total assets	$32,015	$30,132

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,173	$2,717
Accrued payroll and related expenses	2,125	3,084
Warranty reserve	113	125
Other current liabilities	3,406	3,063
Total current liabilities	9,817	8,989
Long-term capital lease obligations	11	59
Other non-current liabilities	321	396
Total liabilities	10,149	9,444

Commitments and contingencies (Note 7)

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	211,800	210,550
Accumulated deficit	(190,307)	(190,235)
Accumulated other comprehensive income	371	371
Total stockholders' equity	21,866	20,688
Total liabilities and stockholders' equity	$32,015	$30,132

3

LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2018	2017	2017	2018	2017
Net revenue	$11,601	$11,336	$11,524	$33,543	$33,686
Cost of revenue	5,017	5,022	5,126	15,051	15,776
Gross profit	6,584	6,314	6,398	18,492	17,910
Operating expenses:
Selling, general and administrative	4,241	4,173	4,414	12,400	12,129
Research and development	1,964	1,874	2,126	6,059	5,944
Total operating expenses	6,205	6,047	6,540	18,459	18,073
Income (loss) from operations	379	267	(142)	33	(163)
Interest expense, net	(5)	(5)	(5)	(14)	(18)
Other income (expense), net	(1)	1	2	1	3
Income (loss) before income taxes	373	263	(145)	20	(178)
Provision for income taxes	29	38	17	92	47
Net income (loss)	$344	$225	$(162)	$(72)	$(225)

Net income (loss) per share (basic)	$0.02	$0.01	$(0.01)	$(0.00)	$(0.01)
Net income (loss) per share (diluted)	$0.02	$0.01	$(0.01)	$(0.00)	$(0.01)

Weighted-average common shares (basic)	18,210	18,073	17,522	18,050	17,374
Weighted-average common shares (diluted)	19,118	18,739	17,522	18,050	17,374

4

LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands)

	Three Months Ended			Nine Months Ended
	March 31,	December 31,	March 31,	March 31,
	2018	2017	2017	2018	2017

GAAP net income (loss)	$344	$225	$(162)	$(72)	$(225)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	14	13	12	40	36
Depreciation and amortization	53	53	87	168	260
Total adjustments to cost of revenue	67	66	99	208	296
Selling, general and administrative:
Share-based compensation	237	239	169	688	480
Employer portion of withholding taxes on stock grants	4	3	4	9	9
Depreciation and amortization	47	46	56	138	166
Total adjustments to selling, general and administrative	288	288	229	835	655
Research and development:
Share-based compensation	44	58	43	149	129
Employer portion of withholding taxes on stock grants	–	–	1	1	1
Depreciation and amortization	10	10	8	30	29
Total adjustments to research and development	54	68	52	180	159
Severance and related charges (reversals)	(21)	–	246	506	246
Total non-GAAP adjustments to operating expenses	321	356	527	1,521	1,060
Interest expense, net	5	5	5	14	18
Other (income) expense, net	1	(1)	(2)	(1)	(3)
Provision for income taxes	29	38	17	92	47
Total non-GAAP adjustments	423	464	646	1,834	1,418
Non-GAAP net income	$767	$689	$484	$1,762	$1,193

5

LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended			Nine Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	March 31, 2017
IoT	$9,281	$7,971	$8,644	$25,729	$24,817
IT Management	1,964	3,218	2,569	6,971	7,271
Other	356	147	311	843	1,598
	$11,601	$11,336	$11,524	$33,543	$33,686

	Three Months Ended			Nine Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017	March 31, 2018	March 31, 2017
Americas	$5,832	$6,292	$6,625	$17,821	$19,244
EMEA	4,055	3,172	3,392	10,391	9,615
Asia Pacific Japan	1,714	1,872	1,507	5,331	4,827
	$11,601	$11,336	$11,524	$33,543	$33,686

6